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                                                                    Exhibit 99.1


                             VIRCO MFG. CORPORATION

     CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS 906 OF THE ADOPTED
                 SECTION PURSUANT TO SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Virco Mfg. Corporation (the "Company") on Form 10-Q for the period ending April 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Robert
A. Virtue, President of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:       June 13, 2003                       /s/   Robert A. Virtue
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                                                Robert A. Virtue
                                                President